UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COMCAST CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Comcast Center Philadelphia, Pennsylvania	19103-2838
(Address of principal executive offices)	(Zip Code)

COMCAST CABLE COMMUNICATIONS, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	23-2175755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Comcast Center Philadelphia, Pennsylvania	19103-2838
(Address of principal executive offices)	(Zip Code)

NBCUNIVERSAL MEDIA, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	14-1682529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Rockefeller Plaza New York, New York	10112-0015
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. Yes ☒ No ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. Yes ☐ No ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.250% Notes due 2032	Nasdaq Global Market
3.550% Notes due 2036	Nasdaq Global Market
5.250% Notes due 2040	Nasdaq Global Market

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants’ Securities to be Registered

The description of the 3.250% Notes due 2032, the 3.550% Notes due 2036 and the 5.250% Notes due 2040 (collectively, the “Notes”) and the guarantees thereof is contained in the Prospectus Supplement dated September 23, 2024 and the Prospectus dated July 29, 2022 copies of which were electronically transmitted for filing with the Securities and Exchange Commission pursuant to Rule 424(b) on September 25, 2024, each of which form a part of the Registrants’ effective Registration Statement on Form S-3 (Registration No. 333-266390), and is incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description

4.1	Senior Indenture dated as of September 18, 2013 among Comcast Corporation (the “Company”), the guarantors named therein and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee (the “Trustee”), relating to the Company’s debt securities (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on January 31, 2024).

4.2	First Supplemental Indenture dated as of November 17, 2015 by and among the Company, the guarantors named therein and the Trustee (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on January 31, 2024).

4.3	Second Supplemental Indenture dated as of July 29, 2022 by and among the Company, the guarantors named therein, and the Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on January 31, 2024).

4.4	Form of Officers’ Certificate setting forth the terms of the Notes (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

COMCAST CORPORATION

By:	/s/ Elizabeth Wideman
Name: Elizabeth Wideman
Title: Senior Vice President, Senior Deputy
General Counsel and Assistant Secretary.

COMCAST CABLE COMMUNICATIONS, LLC

By:	/s/ Elizabeth Wideman
Name: Elizabeth Wideman
Title: Senior Vice President, Senior Deputy
General Counsel and Assistant Secretary

NBCUNIVERSAL MEDIA, LLC

By: NBCUniversal, LLC, its sole member

By:	/s/ Elizabeth Wideman
Name: Elizabeth Wideman
Title: Senior Vice President, Senior Deputy
General Counsel and Assistant Secretary

Date: September 26, 2024